UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

TOTALIGENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41803	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 FAU Boulevard, Suite 400 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 360-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective April 18, 2025, the Board of Directors of the Company elected Brian Heckathorne to serve as a director.

Mr. Heckathorne is one of the original founders of the Company and brings over two decades of experience in enterprise-level server and network infrastructure, large-scale data administration, and digital marketing technology. His areas of expertise include MySQL cluster management, crypto mining operations, and high-speed fiber networking with Mikrotik systems.

In 1996, Mr. Heckathorne founded an early-stage web hosting company, which he later sold to a Houston, Texas-based Internet Service Provider. He subsequently played a key role in developing the infrastructure of a large-scale digital marketing firm, where he was instrumental in designing and implementing proprietary email marketing software and data management systems to support high-volume marketing campaigns.

Mr. Heckathorne has managed and executed multimillion-dollar marketing initiatives primarily in the financial services industry and brings significant technical and strategic insight to the Company.

There is no agreement between the issuer and Mr. Heckathorne for his role as director at this time.

Resignation of Director

Effective April 18, 2025, Ben Hansel resigned as a director of Totaligent, Inc. (the “Company”). His resignation was not because of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOTALIGENT, INC.

Date: April 21, 2025	By:	/s/ EDWARD C DEFEUDIS

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